Exhibit 99.1

Marinus Pharmaceuticals Provides Business Update and Reports Second Quarter 2024 Financial Results

●	ZTALMY® (ganaxolone) Q2 2024 net product revenue of $8.0 million representing strong growth of 87% versus Q2 2023
●	On track to achieve full year 2024 ZTALMY net product revenue guidance of between $33 and $35 million
●	Completed enrollment in the Phase 3 TrustTSC trial of oral ganaxolone in tuberous sclerosis complex (TSC) with topline data expected in the first half of Q4 2024
●	Expanded ZTALMY global footprint with activation of managed access programs for MENA, Russia and Canada with upcoming commercial launches anticipated in Europe and China
●	Succeeded in post-grant review challenge of Ovid Therapeutics’ U.S. Patent 11,395,817 for IV ganaxolone in the treatment of status epilepticus (SE); Patent Trial and Appeal Board issued final written decision determining all remaining claims are unpatentable
●	Reported results from Phase 3 RAISE trial of IV ganaxolone in refractory SE and plan to request FDA meeting to discuss next steps
●	Company to host investor and analyst event on September 20, 2024 to discuss TSC opportunity
●	Conference call today at 8:30 a.m. ET

RADNOR, Pa. – August 13, 2024 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today reported business highlights and financial results for the second quarter ended June 30, 2024.

“Since launching ZTALMY in the U.S. two years ago, we have seen significant growth and adoption with strong revenue for the second quarter, underscoring the appreciation physicians, patients and caregivers have for ZTALMY and its role in the treatment of CDKL5 deficiency disorder,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “We continue to grow the brand globally with ZTALMY now approved in the U.S., EU, UK and China. We look forward to continuing to expand access to this important treatment option while generating revenue from markets outside the U.S.”

Dr. Braunstein continued, “Our proven commercial infrastructure and success in CDD provides us with a solid foundation to expand into TSC, which represents a significant unmet need in a larger refractory epilepsy population. With enrollment complete in the Phase 3 TrustTSC trial and data upcoming, we continue to make the appropriate investments and plan for a potential launch in the fall of 2025. We will be hosting an investor and analyst event on September 20th, where senior management and key opinion leaders will discuss the treatment landscape, market potential and commercial opportunity for ZTALMY in TSC.”

ZTALMY® (ganaxolone) Oral Suspension CV

●	Generated net product revenue of $8.0 million for the second quarter of 2024 representing 87% growth versus the second quarter of 2023

●	On track to achieve full year 2024 ZTALMY net product revenue guidance of between $33 and $35 million
●	Continue to expand global access:
o	Activated managed access programs for named patients in the Middle East and North Africa (MENA), Canada and Russia with ex-U.S. revenue expected in the third quarter of 2024
o	In July, ZTALMY was approved in China for patients with CDKL5 deficiency disorder (CDD); Tenacia Biotechnology is anticipating commercial launch in early 2025
o	Orion Corporation continues to prepare for commercial launches of ZTALMY in select European countries in the second half of 2024 with regulatory approvals secured in the European Union and United Kingdom for the CDD indication

Clinical Pipeline

Tuberous Sclerosis Complex

●	Enrollment in the global Phase 3 TrustTSC trial of oral ganaxolone in tuberous sclerosis complex (TSC) is complete with last patient visit expected in September; topline data is on track for the first half of the fourth quarter of 2024
o	Targeting submission of a supplemental New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in April 2025 with a request for priority review
o	TrustTSC maintains a low discontinuation rate of less than 7% with greater than 85% of patients to date continuing to the open-label extension
o	Launch planning and market access landscape assessment underway in preparation of anticipated commercial launch in the second half of 2025

Other Rare Genetic Epilepsies

●	Expect to initiate a proof-of-concept study with ZTALMY to treat a range of developmental and epileptic encephalopathies, including Lennox-Gastaut syndrome, in the first half of 2025, pending the TSC topline data
●	Targeting submission of an Investigational New Drug application for a novel oral ganaxolone prodrug in the fourth quarter of 2025

Status Epilepticus

●	Announced topline results from the Phase 3 RAISE trial of intravenous (IV) ganaxolone in refractory status epilepticus
●	Planning to submit a request for a Type C meeting with the FDA to discuss the RAISE trial results and next steps for the IV ganaxolone program
●	Continue to offer IV ganaxolone for patients with super refractory status epilepticus under emergency investigational new drug applications with 31 patients treated to date

Ganaxolone development in the RAISE trial has been supported in part by the Department of Health and Human Services; Administration for Strategic Preparedness and Response;

Biomedical Advanced Research and Development Authority (BARDA) under contract number 75A50120C00159.

General Business and Financial Update

●	On August 1, 2024, the Patent Trial and Appeal Board issued its final written decision in the post-grant review of Ovid Therapeutics’ U.S. Patent No. 11,395,817 for IV ganaxolone in the treatment of status epilepticus, determining that all remaining claims—claims 22 and 25-31—were unpatentable as obvious. The decision is publicly available on the Patent Office’s website here.
●	In June 2024, Marinus restructured its agreements with Oaktree Capital Management, L.P. and Sagard Healthcare Partners. Under the restructuring, the $15 million minimum liquidity requirement was removed from both the Oaktree and Sagard agreements, and amortization payments due to Oaktree in 2024 have been reduced by 50%. In return, Marinus made a one-time principal payment of $15 million to Oaktree in the second quarter of 2024.
●	Cost reduction plans initiated in the second quarter of 2024 are expected to reduce combined selling, general and administrative (SG&A) and R&D expenses by approximately 30% from $80.3 million in the first half of 2024 to between $55 and $60 million in the second half of 2024. The full on-going impact of cost savings is expected to be achieved in the third quarter of 2024.
●	Full year 2024 guidance remains unchanged with projected ZTALMY net product revenue between $33 and $35 million and combined SG&A and R&D expenses in the range of approximately $135 to $140 million, including stock-based compensation expense of approximately $20 million.
●	Through the execution of the cost reduction plans and restructured financing agreements, the Company expects that cash and cash equivalents of $64.7 million as of June 30, 2024, will be sufficient to fund the Company’s operating expenses and capital expenditure requirements into the second quarter of 2025.
●	The Company continues to make investments to expand ZTALMY manufacturing capacity necessary for the global launch of the CDD indication and potential TSC expansion.

Financial Results

●	Recognized $8.0 million and $15.5 million in net product revenue for the three and six months ended June 30, 2024, respectively, as compared to $4.2 million and $7.6 million for the same periods in the prior year, respectively.
●	Recognized $0.1 million and $0.2 million in Biomedical Advanced Research and Development Authority (BARDA) federal contract revenue for the three and six months ended June 30, 2024, respectively, as compared to $1.8 million and $8.9 million for the same periods in the prior year, respectively. The decrease was primarily driven by activity associated with the start-up of the API onshoring initiative in the first quarter of 2023 and completion of the base period funding in the fourth quarter of 2023.
●	Research and development (R&D) expenses were $20.9 million and $45.0 million for the three and six months ended June 30, 2024, respectively, as compared to $21.4 million and $49.3 million for the same periods in the prior year, respectively. The three month decrease was due primarily to reduced personnel costs in 2024, partially offset by increased costs associated with the RAISE Trial. The six month decrease was also driven by costs associated with start-up of the API onshoring effort in the first quarter of 2023.
●	Selling, general and administrative (SG&A) expenses were $16.7 million and $35.3 million for the three and six months ended June 30, 2024, respectively, as compared to $15.7 million and $30.9 million for the same periods in the prior year, respectively; the primary drivers of the increases were increased commercial spending and headcount costs in 2024.
●	Restructuring costs were $2.0 million for the three months ended June 30, 2024, resulting from cost saving initiatives implemented in the second quarter of 2024.
●	The Company had net losses of $35.8 million and $74.5 million for the three and six months ended June 30, 2024, respectively; cash used in operating activities increased to $68.3 million for the six months ended June 30, 2024, compared to $65.8 million for the same period a year ago.
●	At June 30, 2024, the Company had cash and cash equivalents of $64.7 million, compared to cash, cash equivalents and short-term investments of $150.3 million at December 31, 2023.

Readers are referred to, and encouraged to read in its entirety, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, to be filed with the Securities and Exchange Commission, which includes further detail on the Company’s business plans, operations, financial condition, and results of operations.

Selected Financial Data (in thousands, except share and per share amounts)

	June 30, 2024 (unaudited)	December 31, 2023
ASSETS
Cash and cash equivalents	$64,676	$120,572
Short-term investments	-	29,716
Other assets	22,407	20,620
Total assets	$87,083	$170,908
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities	$35,867	$40,624
Long term debt, net	45,075	61,423
Revenue interest financing payable, net	35,431	33,766
Other long-term liabilities	18,055	18,330
Total liabilities	134,428	154,143
Total stockholders’ (deficit) equity	(47,345)	16,765
Total liabilities and stockholders’ (deficit) equity	$87,083	$170,908

	Three Months Ended June 30,		Six Months Ended June 30,
	2024 (Unaudited)	2023 (Unaudited)	2024 (Unaudited)	2023 (Unaudited)
Revenue:
Product revenue, net	$7,951	$4,249	$15,460	$7,581
Federal contract revenue	87	1,814	239	8,862
Collaboration revenue	18	18	36	18
Total revenue	8,056	6,081	15,735	16,461

Expenses:
Research and development	20,897	21,412	45,015	49,345
Selling, general and administrative	16,710	15,722	35,336	30,926
Restructuring Costs	1,950	-	1,950	-
Cost of product revenue	735	386	1,491	592
Total expenses:	40,292	37,520	83,792	80,863
Loss from operations	(32,236)	(31,439)	(68,057)	(64,402)
Interest income	1,109	2,128	2,571	4,471
Interest expense	(4,617)	(4,208)	(8,963)	(8,355)
Other (expense) income, net	(84)	47	(48)	84
Loss before income taxes	(35,828)	(33,472)	(74,497)	(68,202)
Benefit for income taxes	-	1,538	-	1,538
Net loss applicable to common shareholders	$(35,828)	$(31,934)	$(74,497)	$(66,664)
Per share information:
Net loss per share of common stock—basic and diluted	$(0.63)	$(0.61)	$(1.31)	$(1.28)
Basic and diluted weighted average shares outstanding	57,064,095	52,551,918	56,957,953	52,162,962

Other comprehensive loss
Unrealized (loss) gain on available-for-sale securities	-	(188)	20	(114)
Total comprehensive loss	$(35,828)	$(32,122)	$(74,477)	$(66,778)

Conference Call Information

Tuesday, August 13, 8:30 a.m. ET

Domestic: (877) 405-1242

International: (201) 389-0852

Webcast Registration: Click Here

An archived version of the call will be available approximately two hours after the completion of the event on the Marinus website at ir.marinuspharma.com/events-and-presentations.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company’s product, ZTALMY® (ganaxolone) oral suspension CV, is an FDA-approved prescription medication introduced in the U.S. in 2022. For more information, please visit www.marinuspharma.com and follow us on LinkedIn, X and Facebook.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements regarding our commercialization and marketing plans for ZTALMY; our net product revenue and other financial guidance and projections; the potential benefits ZTALMY will provide for physicians and patients; statements regarding our expected clinical development plans, enrollment in our clinical trials, regulatory communications and submissions for ganaxolone, and the timing thereof; our expected data readouts; our expected cash runway; our expectations and beliefs regarding the FDA and EMA with respect to our product candidates; our expectations regarding the development of new formulations and prodrug candidates; our expectations regarding our strategic partners; our expectations regarding our cost reduction plans; our plans to continue to expand global access; the potential safety and efficacy of ganaxolone, as well as its therapeutic potential in a number of indications; and other statements regarding the company's future operations, financial performance, financial position, prospects, objectives and other future event.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the Company’s ability to continue as a going concern; unexpected market acceptance, payor coverage or future prescriptions and revenue generated by ZTALMY; unexpected actions by the FDA or other regulatory agencies with respect to our products; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support our operating plan for as long as anticipated; our ability to comply with the FDA’s requirement for additional post-marketing studies in the required time frames; the timing of regulatory filings for our other product candidates; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the FDA or EMA may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; our ability to develop new formulations of ganaxolone or prodrugs; our ability to obtain, maintain, protect and defend intellectual property for our product candidates; the potential negative impact of third party patents on our or our collaborators’ ability to commercialize ganaxolone; delays, interruptions or failures in the manufacture and supply of our product candidate; uncertainties related to the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development and commercial programs; the potential for our ex-US partners to breach their obligations under their respective agreements with us or terminate such agreements in accordance with their respective terms; the risk that drug product quality requirements may not support continued clinical investigation of our product candidates and result in delays or termination of such clinical trials and product approvals; and the availability or potential availability of alternative products or treatments for conditions targeted by us that could affect the availability or commercial potential of our product candidates. This list is not exhaustive and these and other risks are described in our periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contacts

Investors

Sonya Weigle
Chief People and Investor Relations Officer

Marinus Pharmaceuticals, Inc.

sweigle@marinuspharma.com

Media

Molly Cameron
Director, Corporate Communications & Investor Relations

Marinus Pharmaceuticals, Inc.

mcameron@marinuspharma.com